Exhibit 4.2

PROVIDENT FINANCIAL SERVICES, INC.,

as Issuer and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 24, 2026

to

SUBORDINATED INDENTURE

Dated as of May 13, 2024

6.50% Fixed-to-Floating Rate Subordinated Notes Due 2036

Exhibit A                 Form of Note

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 24, 2026, between PROVIDENT FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (in such capacity, the “Trustee”), under the Base Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Subordinated Indenture, dated as of May 13, 2024 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of one or more series (each, a “Series”) of securities evidencing indebtedness of the Company (hereinafter called the “Securities”), and the issuance by the Company from time to time of Securities under the Indenture;

WHEREAS, Section 10.01(c) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish a Series of Securities thereunder and the form and terms, provisions and conditions of such Series of Securities as permitted by Section 2.01 and Section 2.03 of the Base Indenture;

WHEREAS, pursuant to Section 2.01 of the Base Indenture, the Company desires to establish a new Series of Securities under the Indenture to be known as its “6.50% Fixed-to-Floating Rate Subordinated Notes Due 2036” (the “2036 Series”) and to establish and set the form and terms, provisions and conditions of the notes of the 2036 Series (the “Notes”), as provided in this Second Supplemental Indenture and to provide for the initial issuance of Notes of the 2036 Series in the aggregate principal amount of $175,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and the Company confirms all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with this Second Supplemental Indenture, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
DEFINITIONS

Section 1.01          Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of, and amends and supplements, the Base Indenture as set forth herein.

Section 1.02          Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this Second Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this Second Supplemental Indenture shall control for purposes of this Second Supplemental Indenture and the Notes;

(b)            a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout this Second Supplemental Indenture;

(c)            the singular includes the plural and vice versa;

(d)            headings are for convenience of reference only and do not affect interpretation;

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(e)            unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Second Supplemental Indenture; and

(f)            for purposes of this Second Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f): “2036 Series” shall have the meaning set forth in the Recitals.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 7.15 of the Base Indenture to act on behalf of the Trustee to authenticate the Notes.

“Base Indenture” shall have the meaning set forth in the Recitals.

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the Calculation Agent determines on or prior to the Reference Time for any Floating Rate Interest Period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Floating Rate Interest Period and any subsequent Floating Rate Interest Periods.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           Compounded SOFR;

(2)           the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)           the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(4)           the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for Dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)           the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)           if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)           the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated floating rate securities at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining rates with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)           in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)           in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of the date of the public statement or publication of information referenced therein and the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)           in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)           if the Benchmark is Three-Month Term SOFR, the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)           a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a federal holiday nor a day on which banking institutions or trust companies in the City of New York, New York or any Place of Payment are authorized or obligated by law, regulation, or executive order to close or remain closed; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

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“Calculation Agent” means the Person appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its affiliates) to act in accordance with Section 2.05. The Company shall initially act as the Calculation Agent.

“Company” shall have the meaning set forth in the Preamble.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1)           the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)           if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for Dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified herein.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“DTC” shall have the meaning set forth in Section 2.03 hereof.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed-Period Interest Payment Date” shall have the meaning set forth in Section 2.05(a) hereof.

“Fixed Rate Period” shall have the meaning set forth in Section 2.05(a) hereof.

“Floating Period Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.

“Floating Rate Interest Period” means the period from and including the immediately preceding Floating Period Interest Payment Date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable Floating Period Interest Payment Date or Maturity Date or Redemption Date, if applicable (except that the first Floating Rate Interest Period will commence on September 1, 2031).

“Floating Rate Period” shall have the meaning set forth in Section 2.05(b) hereof.

“FRBNY’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source.

“Global Note” shall have the meaning set forth in Section 2.04 hereof. “Indenture” shall have the meaning set forth in the Recitals.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

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“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the Calculation Agent for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Maturity Date” shall have the meaning set forth in Section 2.02 hereof. “Notes” shall have the meaning set forth in the Recitals.

“Optional Redemption” shall have the meaning set forth in Section 3.01 hereof.

“Paying Agent” means any Person authorized by the Company, including the Company, to pay the principal of, or any premium or interest on, the Notes on behalf of the Company.

“Redemption Date” means each date, if any, on which Notes are redeemed pursuant to the redemption provisions of Section 3.01 or Section 3.02 hereof.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the date that is two (2) U.S. Government Securities Business Days prior to the start of the relevant Floating Rate Interest Period, or such other time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Second Supplemental Indenture” shall have the meaning set forth in the Preamble.

“Securities” shall have the meaning set forth in the Recitals.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt is outstanding on the date of execution of this Second Supplemental Indenture or thereafter incurred, created or assumed:

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(1)            indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of a base prospectus and one or more prospectus supplements;

(2)            indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

(3)            indebtedness to general creditors;

(4)            obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which the Company is a party or otherwise;

(5)            indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in the Company’s consolidated financial statements;

(6)            reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

(7)            obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

(8)            all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

(9)            deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “Senior Indebtedness” excludes:

(1)            any indebtedness, obligation or liability referred to in the definition of Senior Indebtedness above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the Notes;

(2)            any indebtedness, obligation or liability that is subordinated to other of the Company’s indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the Notes are subordinated;

(3)            all obligations to trade creditors created or assumed by the Company in the ordinary course of business; and

(4)            the Notes and any other securities issued pursuant to the Indenture and the Company’s outstanding junior subordinated debentures and, unless expressly provided in the terms thereof, any of the Company’s indebtedness to the Company’s subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

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Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in this definition of “Senior Indebtedness” in this Second Supplemental Indenture will have the meaning as described in that rule or interpretation.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of SOFR (or any successor administrator), on the FRBNY’s Website.

“Tax Event” shall mean the receipt by the Company of an opinion of Independent Tax Counsel to the effect that:

(1)            an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

(2)            a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

(3)            an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

(4)            a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the Notes, has resulted in more than an insubstantial increase in the risk that the interest paid by the Company on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the Calculation Agent in its reasonable discretion).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

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“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.

“Trustee” shall have the meaning set forth in the Preamble.

“U.S. Dollars” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Article 2
ESTABLISHMENT OF THE 2036 SERIES
AND GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01           Establishment of the Series of the Notes and Designation.

(a)            There is hereby authorized and established a Series of Securities designated as the “6.50% Fixed-to-Floating Rate Subordinated Notes Due 2036,” which Series of Securities is unsecured, subordinated to the Senior Indebtedness of the Company as provided herein and unlimited in the aggregate principal amount that may be issued. The Notes initially issued pursuant to the terms of the Indenture shall be in an aggregate principal amount of $175,000,000 which amount shall be set forth in a Company Order pursuant to Article 2 of the Base Indenture, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with such Company Order and the Indenture, including Section 2.06 of the Base Indenture. The Securities that are a part of such Series of Securities shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this Second Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

(b)            The Company may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional Securities ranking equally with the Notes and identical to the Notes issued on the date hereof in all respects (except for the issue date, the offering price, the initial interest accrual date and the first interest payment date) in order that such additional Securities may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes. However, any additional Securities of the series of which the Notes are a part that are issued and are not fungible with the outstanding Notes of such series for United States federal income tax purposes will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the additional Securities of this series that the Company may issue in the future.

Section 2.02          Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is September 1, 2036 (the “Maturity Date”).

Section 2.03           Form, Payment and Appointment. Except as provided in Section 2.07(d) of the Base Indenture, the Notes will be issued only in book-entry form, will be represented by one or more Global Notes (as defined below) registered in the name of or held by The Depository Trust Company (and any successor organization thereto) (“DTC”) or its nominee. Principal or the redemption price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or Redemption Date, as the case may be, provided that the redemption price, if any, principal of and interest on the Notes represented by one or more Global Notes (as hereinafter defined) registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment set forth below.

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The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A, which is incorporated herein and made a part hereof.

The Security Registrar, Authenticating Agent, and Paying Agent for the Notes shall initially be the Trustee. The Company will appoint a Person to act as the Calculation Agent as provided under the definition of Calculation Agent and Section 2.05.

The Place of Payment for the Notes shall be an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee.

The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Company will pay principal of and interest on the Notes in U.S. Dollars.

Section 2.04          Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any Authorized Officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for definitive certificated Notes, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.05           Interest.

(a)           From and including August 24, 2026 to, but excluding, September 1, 2031 (unless redeemed prior to such date pursuant to Section 3.02 hereof) (the “Fixed Rate Period”), the Notes will bear interest at a rate of 6.50% per year. During the Fixed Rate Period, interest on the Notes will accrue from and including August 24, 2026, and will be payable semiannually in arrears on March 1 and September 1 of each year during the Fixed Rate Period, commencing on March 1, 2027 (each such date, a “Fixed Period Interest Payment Date”). The interest payable on the Notes on any Fixed Period Interest Payment Date will, except as noted below, be paid to the holder at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the Fixed Period Interest Payment Date.

(b)           (b) From and including September 1, 2031, to, but excluding, the Maturity Date (unless redeemed prior to such date pursuant to Section 3.01 or Section 3.02 hereof) (the “Floating Rate Period”), the Notes will bear interest at a floating rate per year equal to the Benchmark, plus 239 basis points. During the Floating Rate Period, interest on the Notes will accrue from and including September 1, 2031 and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2031 (each such date, a “Floating Period Interest Payment Date” and, together with a Fixed Period Interest Payment Date, an “Interest Payment Date”). The interest payable on the Notes on any Floating Period Interest Payment Date will, except as noted in the immediately succeeding sentence, be paid to the holder at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the Floating Period Interest Payment Date. However, interest that the Company pays on the Maturity Date will be paid to the Person to whom the principal will be payable.

(c)           Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero. The Calculation Agent will provide the Company and the Trustee with written notice of the interest rate in effect on the Notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark) for each Floating Rate Interest Period.

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(d)           During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from those calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

(e)           The Company or the Calculation Agent, as applicable, shall calculate the amount of interest payable on any Interest Payment Date and the Trustee shall have no duty to confirm or verify any such calculation (or any component thereof). If any Fixed Period Interest Payment Date for the Notes or the date for the payment of principal for the Notes occurring during the Fixed Rate Period falls on a day that is not a Business Day, the Company will postpone the interest or principal payment to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest, principal or other payments with respect to such postponements. If any Floating Period Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at the Maturity Date to the next succeeding Business Day (and, with respect to the Maturity Date, no additional interest will accrue on the amount payable for the period from and after the Maturity Date) unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

(f)            The Company shall appoint a Calculation Agent prior to the commencement of the Floating Rate Period, which may be the Company or any of its affiliates. The Company will act as the initial Calculation Agent. The calculation of the interest rate for any Floating Rate Interest Period by the Calculation Agent will (in the absence of manifest error) be conclusive and binding upon the beneficial owners and holders of the Notes, the Company (if the Company is not also the Calculation Agent) and the Trustee. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments, for any Floating Rate Interest Period, will be maintained on file at the Calculation Agent’s principal offices, and will be made available to any holder of the Notes upon request. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Indenture. The Company may remove the Calculation Agent at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations under the Indenture. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. By its acquisition of the Notes, each holder (including, for the avoidance of doubt, each beneficial owner) acknowledges, accepts, consents to and agrees to be bound by the Company’s and the Calculation Agent’s determination of the interest rate for each Floating Rate Interest Period, including the Company’s and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from the Company or the Calculation Agent and without the need for the Company or it to obtain any further consent from any holder of the Notes.

(g)           Effect of Benchmark Transition Event.

(1)           If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any Floating Rate Interest Period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during such Floating Rate Interest Period and all remaining Floating Rate Interest Periods. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(2)            Notwithstanding anything set forth in Section 2.05(b) above, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2.05(f) will thereafter apply to all determinations of the Benchmark used to calculate the interest rate on the Notes for each Floating Rate Interest Period.

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(3)            The Calculation Agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under this Section 2.05(f). Any determination, decision, or election that may be made by the Company or by the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection (A) will be conclusive and binding on the holders of the Notes, the Company (if the Company is not also the Calculation Agent) and the Trustee absent manifest error, (B) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (C) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision, or election to which the Company reasonably objects and (D) notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee or any other party. If the Calculation Agent fails to make any determination, decision, or election that it is required to make under the terms of the Notes, then the Company will make such determination, decision, or election on the same basis as described above.

(4)            The Company (or the Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacement, Benchmark Replacement Adjustment or any Benchmark Replacement Conforming Changes after a Benchmark Transition Event.

(5)            The Trustee (including in its capacity as Paying Agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or the Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or the Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to rely conclusively on any determination made, and any instruction, notice, Officer’s Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind.

(6)            If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with this Section 2.05(f).

Section 2.06           Subordination.

(a)             The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Notes by the holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness, subject to clause (j) of this Section 2.06, to the extent and in the manner described in this Section 2.06 and Section 16.01 of the Base Indenture.

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(b)           In the event of the insolvency, bankruptcy, receivership, liquidation or other marshalling of the assets and liabilities of the Company (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon the Senior Indebtedness and the holders thereof with respect to the Notes and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i)            the holders of all Senior Indebtedness shall first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the holders of the Notes are entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Notes;

(ii)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the provisions of Section 16.01 of the Base Indenture and this Section 2.06, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a bankruptcy trustee, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any other concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the holders of the Notes shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the holders of the Notes, in the form required in any such proceeding; and

(iii)           in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Notes shall be received by the Trustee or holders of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company for all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the holders of the Notes would be entitled except for the provisions of Section 16.01 of the Base Indenture and this Section 2.06, of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 2.06 are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Upon any payment or distribution of assets of the Company referred to in this Section 2.06, the Trustee and the holders of the Notes shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceeding for the insolvency, bankruptcy, receivership, liquidation or other marshalling of the assets and liabilities of the Company is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.06. In the absence of any such liquidating trustee, agent or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 2.06, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Section 2.06 against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of the Base Indenture, this Second Supplemental Indenture, or any other supplemental indenture entered into pursuant to Section 2.01 or Article 10 of the Base Indenture, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of holders of the Notes or the Company moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 2.06.

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(c)            In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness, beyond any applicable grace period, or if any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or principal of or interest on the Notes, shall be made by the Company.

(d)           Nothing contained in the Base Indenture, this Second Supplemental Indenture, any other supplemental indenture entered into pursuant to Section 2.01 or Article 10 of the Base Indenture, or in any of the Notes shall: (i) impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and holders of the Notes, the obligations of the Company, which are unconditional and absolute, to make, or prevent the Company from making, at any time except as provided in clauses (b), (c), or (j) of this Section 2.06, payments of principal of, or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on, the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes; (ii) affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness; (iii) except as otherwise expressly provided in the Base Indenture, this Second Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the holders of Notes, to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, prevent the holder of any Notes or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Section 2.06 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, or interest on, the Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibiting the making of such deposit by the Company.

(e)            Each holder by his acceptance of any Notes authorizes and expressly directs the Trustee on such holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in the Indenture, and appoints the Trustee such holder’s attorney-in-fact for such purposes, including, in the event of any termination, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors by the Company, a marshalling of the assets and liabilities of the Company) tending toward the liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of the Notes in the form required in those proceedings.

The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Section 2.06 or Article 16 of the Base Indenture. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or a trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7 of the Base Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 2.06 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 2.06 or Article 16 of the Base Indenture, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2.06 or Article 16 of the Base Indenture and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

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(f)            Notwithstanding the provisions of this Section 2.06 or any other provisions of the Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment or moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

(g)           The Trustee shall be entitled to all of the rights set forth in this Section 2.06 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the extent set forth in Section 7.04 of the Base Indenture.

(h)           The failure to make a payment pursuant to the Notes by reason of any provision in this Section 2.06 shall not be construed as preventing the occurrence of a default or any Event of Default.

(i)            Nothing contained in this Section 2.06 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Base Indenture.

(j)            The subordination provisions in this Section 2.06 or Article 16 of the Base Indenture do not apply to amounts due to the Trustee pursuant to other sections of the Indenture, including Section 7.06 of the Base Indenture.

Section 2.07          Events of Default; Acceleration. All of the Events of Default set forth in clauses (a), (b), (c), (d) and (e) of Section 6.01 of the Base Indenture will apply with respect to the Notes. Notwithstanding the foregoing, because the Company will treat the Notes as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board as then in effect and applicable to the Company, upon the occurrence of an Event of Default, neither the Trustee nor the holders of the Notes may accelerate the maturity of the Notes and make the principal of, and any accrued and unpaid interest on, the Notes, immediately due and payable; provided, however, upon the occurrence of an Event of Default set forth in clause (d) or (e) of Section 6.01 of the Base Indenture, the principal amount and accrued and unpaid interest on the Notes will become immediately due and payable, without the need for any action on the part of the holders of the Notes or the Trustee. Solely with respect to the Notes, and not for the purposes of any other Securities, clauses (d) and (e) and the last paragraph of Section 6.01 of the Base Indenture shall be replaced in their entirety with the following:

“(d)         a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

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(e)           the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or shall make any general assignment for the benefit of creditors;

then, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, the principal amount of all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or any holder.”

Section 2.08           No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.09          No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary of the Company.

Section 2.10          Defeasance and Covenant Defeasance. Article 14 of the Base Indenture shall apply to the Notes.

Section 2.11         Additional Amounts. Additional Amounts are not payable by the Company with respect to the Notes.

Article 3
REDEMPTION OF THE NOTES

Section 3.01          Optional Redemption. The Notes shall not be redeemable prior to September 1, 2031, except as provided in Section 3.02. The Company may redeem the Notes, at its sole option, beginning with the Interest Payment Date of September 1, 2031 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, and any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption (an “Optional Redemption”). No such Optional Redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board. The Notes are not subject to repayment at the option of the holders of Notes.

Section 3.02         Redemption of Special Events. Other than in the case of an Optional Redemption, the Notes may not be redeemed by the Company prior to the Maturity Date, except the Company may, at its sole option, redeem the Notes at any time before the Maturity Date in whole, but not in part, upon or after the occurrence of a Tax Event, a Tier 2 Capital Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption of the Notes will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, and any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. Notwithstanding the foregoing, installments of interest on any Notes that are due and payable on Interest Payment Dates falling on or prior to the applicable Redemption Date will be payable on such Interest Payment Dates to the holders of the Notes at the close of business on the relevant record dates specified in Sections 2.05(a) and (b) above in accordance with the Notes and this Indenture. No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board.

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Section 3.03         Notice to Trustee. If the Company elects to redeem the Notes pursuant to the redemption provisions of Section 3.01 or Section 3.02 of this Second Supplemental Indenture, at least three Business Days prior to the date the notice of redemption is deliverable to the holders (unless a shorter notice shall be agreed to in writing by the Trustee), the Company shall furnish to the Trustee an Officer’s Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a Board Resolution authorizing the redemption.

Section 3.04          Partial Redemption. In the case of a redemption pursuant to Section 3.01, if less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected in accordance with the applicable procedures of DTC (or, in the case of any certificated Notes, by lot, on a pro rata basis or in such other manner the Trustee deems fair and appropriate unless otherwise required by law). The Trustee shall promptly notify in writing the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $1,000 and integral multiples of $1,000 in excess thereof; no Notes of a principal amount of $1,000 or less shall be redeemed in part, except that if all of the Notes of a holder are to be redeemed, the entire outstanding amount of Notes held by such holder, even if not equal to $1,000 and an integral multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.05          Notice to Holders. In the case of any redemption, at least 10 days but no more than 60 days before the Redemption Date, the Company shall send in accordance with the applicable procedures of the Depositary, or if the Notes are not then global Securities the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each holder of Notes to be redeemed at such holder’s registered address appearing on the register (with a copy to the Trustee). The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

(a)           the Redemption Date;

(b)           the principal amount of the Notes that are being redeemed;

(c)           each Place of Payment;

(d)           the redemption price and accrued interest to the Redemption Date that is payable pursuant to Section 3.02 of the Base Indenture;

(e)            if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date and upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(f)            the name and address of the Paying Agent;

(g)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(h)           that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(i)             if such notice is conditioned upon the satisfaction of one or more conditions precedent, such conditions precedent;

(j)            the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(k)           that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

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The Company may state in the notice of redemption that another Person may make payment of the redemption price and perform its obligations with respect to redemption or purchase.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least three Business Days prior to the requested date of delivery (or such shorter period as is satisfactory to the Trustee), a Company Request requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Article 3. If any condition precedent to a redemption has not been satisfied, the Company will provide written notice to the Trustee not less than two Business Days prior to the Redemption Date that such condition precedent has not been satisfied, that the notice of redemption is rescinded or delayed and that the redemption subject to the satisfaction of such condition precedent shall not occur or shall be delayed (or that such condition precedent is waived and such redemption shall occur or shall be delayed). The Trustee shall promptly send a copy of such notice to the holders of the Notes.

Section 3.06         Company Purchase of Notes. Subject to any required federal or state regulatory approvals, the Company may purchase or otherwise acquire the Notes, whether by open market purchases, negotiated transactions, private transactions or otherwise, at any time or from time to time. A Note will not cease to be Outstanding because the Company or an affiliate of the Company holds the Note, and if the Company purchases or otherwise acquires any Notes, it may, in its discretion, hold, resell or cancel any of such Notes.

Article 4
FORM OF NOTES

Section 4.01         Form of Notes. The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officer of the Company executing the Notes (by manual, electronic or facsimile signature) may approve, such approval to be conclusively evidenced by such officer’s execution thereof. To the extent the terms and conditions of the Notes are not set forth herein, such terms and conditions of the Notes shall be as set forth in the form attached as Exhibit A hereto.

Article 5
SUPPLEMENTAL INDENTURES

Section 5.01          Supplemental Indentures without Consent of Holders. Solely with respect to the Notes, and not for the purposes of any other series of Securities, Section 10.01 of the Base Indenture shall be amended to (i) delete the word “and” at the end of clause (o) thereof, (ii) replace the period at the end of clause (p) thereof with “; and” and (iii) add a new clause (q) immediately after clause (p), which shall read as follows:

“(q)         to implement in accordance with the terms of this Indenture and any supplemental indenture any Three-Month Term SOFR Conventions or any Benchmark Transition Event provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).”

Article 6
IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

Section 6.01          Indenture and Notes Solely Corporate Obligations. Solely with respect to the Notes, and not for the purposes of any other Securities, Section 13.01 of the Base Indenture shall be replaced in its entirety with the following:

“No recourse for the payment of the principal of or interest on any Note, for any claim based thereon, or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issue of the Notes.”

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Article 7
MISCELLANEOUS

Section 7.01         Ratification of Base Indenture. Solely with respect to the Notes, the Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02         Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of any offering materials, this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.03         Governing Law, Waiver of Jury Trial. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The parties hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, in each, case, in any legal proceeding arising out of or related to the Base Indenture, this Second Supplemental Indenture, the Notes or the transactions contemplated hereby or thereby.

Section 7.04          Severability. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

Section 7.05         Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) will be deemed to be their original signatures for all purposes. Unless otherwise provided in the Indenture, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with the Indenture, any Securities or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

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Section 7.06          Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Second Supplemental Indenture and their successors under this Second Supplemental Indenture and the holders of the Notes from time to time, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 7.07          Conflict with Base Indenture. If any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control.

Section 7.08          Provisions of Trust Indenture Act Controlling. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control.

Section 7.09         Successors. All agreements of the Company in the Base Indenture, this Second Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Second Supplemental Indenture shall bind its successors.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

PROVIDENT FINANCIAL SERVICES, INC.

By:	/s/ Adriano M. Duarte
Name: Adriano M. Duarte
Title: Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Note: The following legend is to be placed at the beginning of any Global Note representing Notes.]

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED HEREIN) OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED BY ANY FEDERAL AGENCY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

PROVIDENT FINANCIAL SERVICES, INC.
6.50% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2036

No. [1]	CUSIP: 74386TAB1
$[ ]	ISIN: US74386TAB17

Provident Financial Services, Inc., a Delaware corporation (the “Company”), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $175,000,000 U.S. DOLLARS (or such other amount as set forth in the Schedule of Increases or Decreases in the Global Note attached hereto) on September 1, 2036 (such date, the “Maturity Date”), unless redeemed prior to such Maturity Date, and to pay interest thereon as set forth below:

From and including August 24, 2026, to, but excluding, September 1, 2031 (unless redeemed prior to such date pursuant to Section 3.02 of the Second Supplemental Indenture (as defined herein)) (the “Fixed Rate Period”), this note (the “Note”) will bear interest at a rate of 6.50% per year. During the Fixed Rate Period, interest on the Note will accrue from and including August 24, 2026, and will be payable semiannually in arrears on March 1 and September 1 of each year during the Fixed Rate Period, commencing on March 1, 2027 (each such date, a “Fixed Period Interest Payment Date”). The interest payable on the Note on any Fixed Period Interest Payment Date will, except as noted below, be paid to the holder of the Note at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the Fixed Period Interest Payment Date.

A-1

From and including September 1, 2031, to, but excluding, the Maturity Date (unless redeemed prior to such date pursuant to Section 3.01 or Section 3.02 of the Second Supplemental Indenture) (the “Floating Rate Period”), this Note will bear interest at a floating rate per year equal to the Benchmark, plus 239 basis points. During the Floating Rate Period, interest on the Note will accrue from and including September 1, 2031 and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2031 (each such date, a “Floating Period Interest Payment Date” and, together with a Fixed Period Interest Payment Date, an “Interest Payment Date”). The interest payable on the Note on any Floating Period Interest Payment Date will, except as noted below, be paid to the holder of the Note at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the Floating Period Interest Payment Date. However, interest that the Company pays on the Maturity Date will be paid to the Person to whom the principal will be payable. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero.

Principal and interest on the Note will be payable by wire transfer in immediately available funds in U.S. Dollars at an office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature page follows)

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PROVIDENT FINANCIAL SERVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Global Note]

A-3

REVERSE OF NOTE

PROVIDENT FINANCIAL SERVICES, INC.

6.50% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2036

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “6.50% Fixed-to-Floating Rate Subordinated Notes Due 2036” (the “Notes”) initially issued in an aggregate principal amount of $175,000,000 on August 24, 2026. Such series of Securities has been established pursuant to, and is one of an unsecured indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Subordinated Indenture (the “Base Indenture”), dated as of May 13, 2024, between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the Second Supplemental Indenture, between the Company and the Trustee, dated as of August 24, 2026 (the “Second Supplemental Indenture” and the Base Indenture as supplemented and amended by the Second Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern to the extent such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the Second Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Second Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the Second Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Second Supplemental Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Second Supplemental Indenture) on the terms and subject to the terms and conditions as provided and set forth in Section 2.06 of the Second Supplemental Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of a type that includes the Notes. Each holder by his acceptance of this Note, agrees to and shall be bound by such provisions of the Indenture and authorizes and expressly directs the Trustee on such holder’s behalf to take such actions as may be necessary or appropriate to effectuate the subordination provided in the Indenture.

During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from those calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

A-4

If any Fixed Period Interest Payment Date for the Note or the date for the payment of principal for the Note occurring during the Fixed Rate Period falls on a day that is not a Business Day, the Company will postpone the interest or principal payment to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holder of the Note will not be entitled to any further interest, principal or other payments with respect to such postponements. If any Floating Period Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at the Maturity Date to the next succeeding Business Day (and, with respect to the Maturity Date, no additional interest will accrue on the amount payable for the period from and after the Maturity Date), unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

The Notes are intended to be treated as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and any accrued and unpaid interest on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article 6 of the Base Indenture and Section 2.07 of the Second Supplemental Indenture. Accordingly, the holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Notes may be redeemed by the Company as set forth in the Indenture.

The Notes are not entitled to the benefit of any sinking fund. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary.

Article 14 of the Base Indenture shall be applicable to the Notes.

The Notes are issuable and may be transferred only in fully registered form without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of Persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of Persons other than Participants)). Beneficial interests in Notes owned by Persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or holders thereof under the Indenture.

Except in the limited circumstances set forth in Section 2.07 of the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered holders of Notes. None of the Company, the Trustee or the Paying Agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the Paying Agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

A-5

Except as provided in Section 2.07 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Notes.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those Persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of Persons who hold interests through Participants, the ability of a Person having an interest in Notes represented by a Global Note to pledge or transfer such interest to Persons that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

Wilmington Trust, National Association will act as the Company’s Paying Agent with respect to the Notes through its offices presently located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Provident Financial Services, Inc. Administrator, Telephone: (302) 636-6398. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number for the Series of Securities of which the Notes are a part to be printed on the Notes as a convenience to the holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

A-6

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)
(Insert assignee’s social security or tax I.D. no.)
(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Provident Financial Services, Inc. The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee: *

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-7

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[ ]. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian